As filed with the Securities and Exchange Commission on December 17, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANI Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	58-2301143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
210 Main Street West
Baudette, Minnesota 56623
(218) 634-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen P. Carey
Senior Vice President, Finance and Chief Financial Officer
ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
(218) 634-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Karen A. Dempsey
Orrick, Herrington, & Sutcliffe LLP
405 Howard Street
San Francisco, California 94105
(415) 773-5700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b — 2 of the Exchange Act:
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Secondary Offering
Common Stock, $0.0001 par value per share	3,069,555	$43.32	$132,973,122.6	$12,326.61

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on December 10, 2021, as reported on the Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
Subject to Completion, Dated December 17, 2021
PROSPECTUS
3,069,555 Shares
Common Stock
This prospectus relates to the resale or other disposition from time to time of up to 3,069,555 shares of our common stock held by the selling stockholders named herein (the “selling stockholders”), including their permitted transferees, assignees, pledgees, donees or other successors in interest. The selling stockholders either acquired these shares from us pursuant to the terms of the Agreement and Plan of Merger, dated as of March 8, 2021 (the “Merger Agreement”), by and among the Company, Novitium, and the other parties thereto or will acquire shares upon conversion of our Series A convertible preferred stock pursuant to the terms of the Equity Commitment and Investment Agreement, dated March 8, 2021, between us and Ampersand 2020 Limited Partnership, an affiliate of Ampersand Capital Partners. For information about the selling stockholders, see “Selling Stockholders” on page 5. We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders.
The prospectus supplements and documents incorporated by reference into this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, including any documents incorporated by reference into this prospectus, and the applicable prospectus supplements carefully before you invest.
The selling stockholders may sell all or a portion of the shares directly to purchasers or through underwriters, brokers-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See the section titled “Plan of Distribution” in this prospectus for a more complete description of the ways in which the shares may be sold.
Our common stock is listed on the Nasdaq Global Market under the symbol “ANIP.” On December 16, 2021, the last reported sales price of our common stock was $46.77 per share.
Investing in our common stock involves risks. You should review carefully the risks and uncertainties described or incorporated by reference under the heading “Risk Factors” in this prospectus, and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2021.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on such information. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell up to 3,069,555 shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of our common stock such stockholders may sell. We may also file a prospectus supplement or a post-effective amendment to the registration statement on form S-3 to add, update or change information contained in or incorporated by reference into this prospectus. If so, the information in the prospectus supplement should be read as superseding the information in this prospectus. Additionally, information that we file later with the Securities and Exchange Commission (the “SEC”) will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not, and the selling stockholders have not, authorized anyone to provide you with information that is additional to or different from that contained or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “ANI,” “the company,” “we,” “us,” “our” and similar references refer to ANI Pharmaceuticals, Inc. and its consolidated subsidiaries.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.
ANI Pharmaceuticals, Inc.
Overview
ANI is an integrated specialty pharmaceutical company focused on delivering value to our customers by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceuticals, including for diseases with high unmet medical need. We focus on niche and high barrier-to-entry opportunities including controlled substances, oncology products (anti-cancer), hormones and steroids, and complex formulations. Our four pharmaceutical manufacturing facilities, of which two are located in Baudette, Minnesota, one is located in East Windsor, New Jersey and one is located in Oakville, Ontario, are together capable of producing oral solid dose products, as well as semi-solids, liquids and topicals, controlled substances, and potent products that must be manufactured in a fully-contained environment.
Through product launches, acquisitions of Abbreviated New Drug Applications (“ANDAs”), New Drug Applications (“NDAs”), product rights, and entry into agreements to obtain the distribution rights for various products, we have a commercial portfolio of 70 products as of September 30, 2021. In addition, in January 2016, we acquired the NDAs for Purified Cortrophin™ Gel (Repository Corticotropin Injection USP) (“Cortrophin Gel”) and Cortrophin-Zinc NDAs.
Recent Developments
FDA Approval of Cortrophin Gel
On October 29, 2021, the U.S. Food and Drug Administration (the “FDA”) approved the Company’s supplemental NDA (“sNDA”) for Cortrophin Gel for the treatment of certain chronic autoimmune disorders, including acute exacerbations of multiple sclerosis and rheumatoid arthritis, in addition to excess urinary protein due to nephrotic syndrome. Cortrophin Gel is an adrenocorticotropic hormone (“ACTH”), also known as purified corticotropin.
In 2021, we began to invest in leadership, expertise and infrastructure in the areas of commercialization of rare disease therapies and developed a launch strategy and commercial plan for this product. The Company expects a full-scale commercial launch for Cortrophin Gel to occur in the first quarter of 2022.
Acquisition of Novitium Pharma LLC
On November 19, 2021, the Company completed its previously announced acquisition (the “Acquisition”) of Novitium Pharma LLC (“Novitium”) pursuant to the terms of the Merger Agreement. The aggregate consideration paid by the Company in connection with the transaction consisted of (i) $89.5 million in cash, subject to various adjustments pursuant to the Merger Agreement, (ii) an aggregate of 2,466,654 shares of Company common stock, and (iii) up to $46.5 million in contingent future earn-out payments.
The foregoing description of the Acquisition and the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2021 and is incorporated herein by reference.
Company Information
ANI’s principal executive offices are located at 210 Main Street West, Baudette, Minnesota, 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “ANIP.”

The Offering
The selling stockholders named in this prospectus may offer and sell up to 3,069,555 shares of common stock. Our common stock is currently listed on the Nasdaq Global Market under the symbol “ANIP” We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus.
Throughout this prospectus, when we refer to the selling stockholders, we are referring to the selling stockholders named herein and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Cautionary Statement Regarding Forward-Looking Statements.”
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include, but are not limited to, statements concerning the following:
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risks that we may face with respect to importing raw materials;

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delays or failure in obtaining approvals by the FDA of the products we sell;

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changes in policy or actions that may be taken by the FDA and other regulatory agencies, including drug recalls;

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the ability of our manufacturing partners to meet our product demands and timelines;

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our dependence on single source suppliers of ingredients due to the time and cost to validate a second source of supply;

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acceptance of our products at levels that will allow us to achieve profitability;

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our ability to develop, license or acquire, and commercialize new products, including Cortrophin Gel;

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the level of competition we face and the legal, regulatory and/or legislative strategies employed by our competitors to prevent or delay competition from generic alternatives to branded products;

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our ability to protect our intellectual property rights;

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the impact of legislative or regulatory reform on the pricing for pharmaceutical products;

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the impact of any litigation to which we are, or may become, a party;

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our ability to maintain the services of our key executives and other personnel;

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general business and economic conditions and the effects and duration of outbreaks of public health emergencies, such as COVID-19; and

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our ability, and that of our suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries.

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this prospectus and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include those described throughout this prospectus and particularly in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein, including in our Annual Report on

Form 10-K for the fiscal year ended December 31, 2020 and our subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider all of the information in this prospectus, including the documented incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this filing or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will receive no proceeds from the sale of common stock pursuant to this prospectus by the selling stockholders. The selling stockholders will receive all of the proceeds from the sales of our common stock sold pursuant to this prospectus.

SELLING STOCKHOLDERS
This prospectus relates to the resale or other disposition by the selling stockholders of up to 3,069,555 shares of our common stock. We are registering the shares of common stock in order to permit the selling stockholders or their permitted transferees, assignees, pledgees, donees or other successors in interest to offer the shares for resale from time to time.
The first column in the table below identifies the selling stockholders. The second column lists the number of shares of common stock owned by the selling stockholders as of December 17, 2021. The third column lists the aggregate number of shares of common stock that may be offered from time to time by this prospectus by each selling stockholder. The fourth and fifth columns list the number of shares of common stock and percentage of our outstanding common stock that will be held by each selling stockholder assuming the sale of all of the shares registered for resale by the registration statement of which this prospectus is a part.
Names of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock that may be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Class Following the Offering(1)
Esjay, LLC(2)	1,332,620	1,332,620	0	0%
Ampersand 2020 Limited Partnership(3)	602,901	602,901	0	0%
Chali Properties, LLC(4)	383,226	383,226	0	0%
Thorappadi Vijayaraj	191,613	191,613	0	0%
Kelsauryn Pharma Ventures, LLC(5)	143,523	143,523	0	0%
Circle Pond Partners, LLC(6)	127,742	127,742	0	0%
Bharath L. Surapanaene	31,935	31,935	0	0%
The Jaikumar Family Trust(7)	31,935	31,935	0	0%
Jeenarine Narine & Yearani Narine	28,003	28,003	0	0%
Vani Kumar	27,169	27,169	0	0%
BCI XII, LLC(8)	25,763	25,763	0	0%
Chenguttai J. Manohar & Nirmala Manohar	15,967	15,967	0	0%
Vijayakumar Karayi	15,967	15,967	0	0%
Sathishkumar Palaniappan & Kavitha A. Sathishkumar	15,967	15,967	0	0%
Muthusamy Shanmugam(9)	13,460	13,460	0	0%
Other selling stockholders as a group(10)	81,764	81,764	0	0%

(1)
Based on 16,741,552 shares of common stock outstanding as of December 1, 2021.

(2)
Muthusamy Shanmugam has sole voting and investment power over the securities reported herein that are held by the selling stockholder. As a result, Muthusamy Shanmugam may be deemed to have beneficial ownership of the securities reported herein that are held by the selling stockholder. Mr. Shanmugam is the company’s Head of Research & Development and Chief Operating Officer of New Jersey Operations and serves on the company’s board of directors.

(3)
Consists of 602,901 shares of common stock issuable upon conversion of our Series A convertible preferred stock. Patrick D. Walsh, the Company’s chairman, is an operating partner at Ampersand Capital Partners, an affiliate of the selling stockholder. AMP-20 Management Company Limited Partnership (“AMP-20 MCLP”) is the general partner of the selling stockholder and Ampersand Management LLC serves as the investment manager of the selling stockholder. AMP-20 MC LLC (“AMP-20 MCLLC”) is the general partner of AMP-20 MCLP, and Herbert H. Hooper is the Managing

Member of AMP-20 MCLLC. Mr. Hooper may be deemed to have voting and investment power with respect to the securities reported herein and held by the selling stockholder and as a result may be deemed to have beneficial ownership over such securities. Mr. Hooper is a non-voting board observer of the company’s board of directors.
(4)
CG Delaware Trust LLC is the manager of Chali Properties, LLC. Chad Gassert, our Senior Vice President Corporate Development & Strategy, has voting and investment power over the securities reported herein that are held by the selling stockholder.

(5)
Steven Beagle (“Mr. Beagle”) and Clovis Moon Ventures, LLC (“Clovis Moon”) are the managers of Kelsauryn Pharma Ventures, LLC and have shared voting and investment power over the securities reported herein that are held by the selling stockholder. Apurva Patel (“Mr. Patel”) is the managing member of Clovis Moon. As a result, each of Mr. Beagle and Mr. Patel may be deemed to have beneficial ownership of the securities reported herein that are held by the selling stockholder.

(6)
Ram Potti has sole voting and investment power over the securities reported herein that are held by the selling stockholder. As a result, Ram Potti may be deemed to have beneficial ownership of the securities reported herein that are held by the selling stockholder.

(7)
Srikanth Jaikumar and Kavitha Jaikumar are the trustees of the Jaikumar Family Trust and have shared voting and investment control over the securities reported herein that are held by the selling stockholder.

(8)
TCS Advisors LLC is the manager of BCI XII, LLC. Raymond F. Bourne has sole voting and investment power over the securities reported herein that are held by the selling stockholder. As a result, Mr. Bourne may be deemed to have beneficial ownership of the securities reported herein that are held by the selling stockholder.

(9)
Mr. Shanmugam is the company’s Head of Research & Development and Chief Operating Officer of New Jersey Operations and serves on the company’s board of directors.

(10)
Includes the common stock held by selling stockholders that in the aggregate beneficially own less than 1% of our outstanding common stock as of December 1, 2021. No selling stockholder included in this group has held any position or office with us or had a material relationship with us in the past three years.

PLAN OF DISTRIBUTION
The selling stockholders, including any permitted transferee, assignee, pledgee, donee or other successor in interest, may, from time to time, sell, transfer or otherwise dispose of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of their shares of common stock:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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one or more underwritten offerings;

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block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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distributions to their members, partners or shareholders;

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short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

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directly to one or more purchasers;

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through agents;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share; and

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a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some shares of our common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, from time to time, under this prospectus after we have filed an update, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee or other successors in interest as the selling stockholders under this prospectus. The selling stockholders also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the permitted transferee, assignee, pledgee, donee or other successors in interest as a “selling stockholder” under this prospectus.
In connection with the sale of shares of our common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them will be the purchase price of such shares of our common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.
The selling stockholders also may in the future resell a portion of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be underwriting discounts and commissions under the Securities Act. If any selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file an amendment to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.
To the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our common stock offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts and selling commissions. The selling stockholders will pay, on a pro rata basis, any underwriting fees, discounts and selling commissions relating to the offering.

The selling stockholders may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the selling stockholders, the terms of our common stock and any material relationships between us and the selling stockholders. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling stockholders will receive all the net proceeds from the resale of shares of our common stock.
A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our restated certificate of incorporation and amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC.
As of the date of this prospectus, our authorized capital stock consists of 35,781,282 shares, of which 33,333,334 shares, par value $0.0001 per share, are designated as common stock, 1,666,667 shares, par value $0.001 per share, are designated as preferred stock and 781,281 shares, par value $0.0001 per share, are designated as class C special stock. As of December 1, 2021, there were 16,741,552 shares of common stock outstanding, 10,864 shares of class C special stock outstanding and 25,000 shares of Series A convertible preferred stock outstanding.
Common Stock and Class C Special Stock
The holders of our common stock and class C special stock are entitled to one vote per share on all matters to be voted on by our stockholders and do not have any right to cumulate votes in the election of directors. Holders of common stock and class C special stock possess exclusive voting rights, except to the extent the board of directors specifies voting power for any preferred stock that, in the future, may be issued. Subject to any preferential rights of any preferred stock created by the board of directors, holders of common stock and class C special stock are entitled to receive such dividends as may be declared by the board of directors from time to time out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, only holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution of liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
A holder of class C special stock is entitled, in accordance with and subject to the provisions of our certificate of incorporation, to acquire common stock by tendering any of the class C special stock held and registered in such holder’s name together with the common stock purchase price as set forth in our certificate of incorporation on the basis of one common stock for each share of class C special stock and the common stock purchase price.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock from time to time in one or more series and to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.
Prior to the issuance of shares of a series of preferred stock, our board of directors will adopt resolutions and file a certificate of designation with the SEC. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:
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the maximum number of shares in the series and the distinctive designation;

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voting rights, if any, of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

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whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

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the provision for redemption, if applicable, of the preferred stock;

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the provisions for a sinking fund, if any, for the preferred stock;

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liquidation preferences;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

There will be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement, document incorporated by reference or any free writing prospectus, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock will have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.
Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors with respect to one or more series of preferred stock, the entire voting power and all voting rights will be vested exclusively in the common stock.
Series A Convertible Preferred Stock
Each share of Series A convertible preferred stock accrues dividends at 6.50% per year on a cumulative basis, payable in cash or in-kind, and will also participate, on a pro-rata basis, in any dividends that may be declared with respect to the Company’s common stock.
The shares of Series A convertible preferred stock are convertible into the Company’s common stock at the Conversion Price (as defined below): (i) beginning two years after their issuance date, at the election of the Company (in which case the holder must convert all of the shares of Series A convertible preferred stock), if the volume-weighted average price of the Company’s common stock for any 20 trading days out of 30 consecutive trading days exceeds 170% of the Conversion Price, and (ii) at any time after their issuance, at the election of the holder of the Series A convertible preferred stock.
The “Conversion Price” is equal to $41.46615, subject to certain adjustments.
In case of a liquidation event, the holder of the shares of Series A convertible preferred stock will be entitled to receive, in preference to holders of the Company’s common stock, the greater of (i) the purchase price of the shares of Series A convertible preferred stock plus any accrued and unpaid dividends thereon and (ii) the amount the holder of the shares of Series A convertible preferred stock would have received in the liquidation event if it had converted its shares of Series A convertible preferred stock into shares of the Company’s common stock.

The shares of Series A convertible preferred stock have voting rights, voting as one series with the Company’s common stock, on as-converted basis, and have separate voting rights on any amendment to the Certificate of Designation of Preferences, Rights and Limitations for the Series A convertible preferred stock that adversely amends and relates solely to the terms of the shares of Series A convertible preferred stock and the issuance of additional Series A convertible preferred stock.
In case of a change of control of the Company, the shares of Series A convertible preferred stock will be redeemed at the greater of (i) the purchase price of the shares of Series A convertible preferred stock, plus any accrued and unpaid dividends thereon and (ii) the change of control transaction consideration that the holder of the shares of Series A convertible preferred stock would have received if it had converted into the Company’s common stock.
Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our certificate of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.
Undesignated preferred stock
As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Limits on ability of stockholders to call a special meeting
Our bylaws provide that special meetings of the stockholders may be called only by the chairman of the board, the president and chief executive officer, the chief financial officer or the board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for advance notification of stockholder nominations and proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
No cumulative voting
Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.
Delaware anti-takeover statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
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prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

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at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
These provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004-1561, and its telephone number is (212) 509-4000.
Listing
Our common stock is listed on the Nasdaq Global Market.

LEGAL MATTERS
The validity of the common stock being offered hereby was passed upon by Orrick, Herrington, & Sutcliffe LLP.
EXPERTS
The consolidated balance sheets of ANI Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2020 and 2019 and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Novitium as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Ram Associates, CPA, an independent registered public accounting firm incorporated herein by reference, given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):
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Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 11, 2021 (the “2020 10-K”);

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Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 7, 2021, August 6, 2021 and November 1, 2021, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 17, 2021 (excluding Item 7.01), March 9, 2021 (excluding Item 7.01 and excluding the Form 8-K filed on March 9, 2021 containing Items 2.02 and 9.01), June 4, 2021, November 3, 2021, November 4, 2021 and November 26 (excluding Item 7.01);

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Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021;

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The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on September 25, 2003, including any amendment or report filed for the purpose of updating such description; and

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All documents filed by ANI under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) by us after the date of the prospectus and prior to the termination of this offering.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
Telephone: (218) 634-3500
You should rely only on the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated herein by reference, is accurate as of any date other than that on the front of the document. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$12,326
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Financial printers fees and expenses	4,000
Transfer agent fees and expenses	15,000
Miscellaneous expenses	5,000
Total	$66,326
Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Our restated certificate of incorporation and our amended and restated bylaws provide in effect that, subject to certain limited exceptions, we may indemnify our directors and officers to the extent authorized and permitted by the Delaware General Corporation Law. We also maintain policies to insure our directors and officers, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, we have entered into contracts with certain of our directors and officers providing for indemnification of such persons by us to the full extent authorized or permitted by law, subject to certain limited exceptions.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware or (iv) any transaction from which the director derives an improper personal benefit.
Any underwriting agreement that we may enter will likely provide for indemnification by any underwriters of the Company, our directors, our officers who sign the registration statement and our controlling persons, if any, for certain liabilities, including liabilities arising under the Securities Act.

Item 16.   Exhibits.
Exhibit Number	Exhibit
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 (File No. 001-31812) filed with the Commission on August 9, 2013)
3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-31812) filed with the Commission on February 16, 2017)
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-31812) filed with the Commission on November 26, 2021)
4.2	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-159606) filed with the Commission on May 29, 2009)
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of EisnerAmper LLP, independent registered public accounting firm
23.2	Consent of RAM Associates, independent registered public accounting firm
23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on page II-5)

*
To be filed by amendment or Form 8-K.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baudette, State of Minnesota, on December 17, 2021.
ANI Pharmaceuticals, Inc.
By:
/s/ Stephen Carey

Stephen Carey
Senior Vice President, Finance and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nikhil Lalwani and Stephen Carey, or each of them, each acting alone, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Nikhil Lalwani Nikhil Lalwani	President and Chief Executive Officer (Principal Executive Officer)	December 17, 2021
/s/ Stephen Carey Stephen Carey	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2021
/s/ Patrick D. Walsh Patrick D. Walsh	Chairman	December 17, 2021
/s/ Robert E. Brown, Jr. Robert E. Brown, Jr.	Director	December 17, 2021
/s/ Thomas J. Haughey Thomas J. Haughey	Director	December 17, 2021

Signature	Title	Date
/s/ David B. Nash, M.D., M.B.A. David B. Nash, M.D., M.B.A.	Director	December 17, 2021
/s/ Antonio R. Pera Antonio R. Pera	Director	December 17, 2021
/s/ Jeanne A. Thoma Jeanne A. Thoma	Director	December 17, 2021
/s/ Muthusamy Shanmugam Muthusamy Shanmugam	Director	December 17, 2021